Exhibit 99.2

SmartReceipt, Inc

Mobivity Holdings Corp.
Unaudited Pro Forma Condensed Consolidated Financial Statements

On March 12, 2014, Mobivity Holdings Corp. (the “Company”) completed its acquisition of substantially all of the assets of SmartReceipt, Inc (“SmartReceipt”). The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2013, and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013, are presented herein. The unaudited pro forma condensed consolidated balance sheet was prepared using the historical balance sheets of the Company and SmartReceipt as of December 31, 2013. The unaudited pro forma condensed consolidated statements of operations were prepared using the historical statements of operations of the Company and SmartReceipt for the year ended December 31, 2013.

The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been completed on January 1, 2013, and consolidates the audited balance sheets of the Company and SmartReceipt. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 give effect to the acquisition as if it had occurred on the first day of each respective period.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed consolidated financial statements, and the accompanying notes, are based upon the respective historical consolidated financial statements of the Company and SmartReceipt and should be read in conjunction with the Company’s historical financial statements and related notes, and the Company’s "Management's Discussion and Analysis of Financial Condition and Results of Operation" contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and SmartReceipt’s financial statements presented herein.

Mobivity Holdings Corp.
Unaudited Pro Forma Condensed Consolidated Balance Sheets
As of December 31, 2013

	Mobivity	SmartReceipt	Pro forma adjustments		Pro forma combined
ASSETS
Current assets
Cash	$2,572,685	$96,921	$(96,921)	(a)	$2,572,685
			(2,368,019)	(b)	(2,368,019)

Accounts receivable, net of allowance for doubtful accounts	280,667	124,318	-		404,985
Other current assets	140,114	5,383	(5,383)	(a)	140,114
Total current assets	2,993,466	226,622	(2,470,323)		749,765

Goodwill	3,108,964	-	2,890,801	(b)	5,999,765
Intangible assets, net	935,316	-	2,446,000	(b)	3,381,316
Other assets	63,944	9,336	-		73,280
TOTAL ASSETS	$7,101,690	$235,958	$2,866,478		$10,204,126

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$543,648	$359,292	$(359,292)	(a)	$543,648
Accrued interest	16,943	478	(478)	(a)	16,943
Accrued and deferred personnel compensation	191,041	59,699	(59,699)	(a)	191,041
Deferred revenue and customer deposits	136,523	194,506	-		331,029
Notes payable	20,000	343,065	(343,065)	(a)	20,000
Derivative liabilities	106,176	-	-		106,176
Other current liabilities	36,372	292,690	(292,690)	(a)	36,372
Earn-out payable	34,755	-	-		34,755
Total current liabilities	1,085,458	1,249,730	(1,055,224)		1,279,964

Non-current liabilities
Earn-out payable	24,245	-	2,273,000	(b)	2,297,245
Total non-current liabilities	24,245	-	2,273,000		2,297,245
Total liabilities	1,109,703	1,249,730	1,217,776		3,577,209

Commitments and Contingencies (See Note 9)

Stockholders' equity (deficit)

Common stock	16,320	134	505	(b)	16,959
Preferred stock	-	36,109	-		36,109
Equity payable	108,170	-	-		108,170
Additional paid-in capital	54,452,697	14,101,326	672,000	(b)	69,226,023
Accumulated deficit	(48,585,200)	(15,151,341)	976,197	(a)	(62,760,344)
Total stockholders' equity (deficit)	5,991,987	(1,013,772)	1,648,702		6,626,917
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$7,101,690	$235,958	$2,866,478		$10,204,126

Mobivity Holdings Corp.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2013

	Mobivity	SR	Pro forma adjustments	Pro forma combined
Revenues
Revenues	$4,093,667	$832,960	$-	$4,926,627
Cost of revenues	1,122,037	74,011	-	1,196,048
Gross margin	2,971,630	758,949	-	3,730,579

Operating expenses
General and administrative	3,416,850	221,515	-	3,638,365
Sales and marketing	3,469,383	474,674	-	3,944,057
Engineering, research, and development	824,653	886,059	-	1,710,712
Depreciation and amortization	270,579	4,902	-	275,481
Goodwill impairment	1,066,068	-	-	1,066,068
Intangible asset impairment	644,170	-	-	644,170
Total operating expenses	9,691,703	1,587,150	-	11,278,853

Loss from operations	(6,720,073)	(828,201)	-	(7,548,274)

Other income/(expense)
Interest income	747	-	-	747
Interest expense	(6,348,186)	(797,240)	-	(7,145,426)
Change in fair value of derivative liabilities	(3,766,231)	235,690	-	(3,530,541)
Gain on Debt Extinguishment	103,177	-		103,177
Gain on adjustment in contingent consideration	(28,465)	-	-	(28,465)
Total other income/(expense)	(10,038,958)	(561,550)	-	(10,600,508)

Loss before income taxes	(16,759,031)	(1,389,751)	-	(18,148,782)

Income tax expense	-	-	-	-

Net loss	$(16,759,031)	$(1,389,751)	$-	$(18,148,782)

Net loss per share - basic and diluted	$(1.58)			$(1.63)

Weighted average number of shares during the period - basic and diluted	10,612,007			11,116,891

Mobivity Holdings Corp.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1.                      Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations of Mobivity Holdings Corp. (the “Company”) for the year ended December 31, 2013 give effect to the acquisition of substantially all of the assets of SmartReceipt, Inc (“SmartReceipt”) as if the transaction had been completed on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 gives effect to the acquisition of substantially all of the assets of SmartReceipt as if the transaction had occurred on January 1, 2013.

The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet were derived by adjusting the Company’s historical financial statements for the acquisition of substantially all of the assets of SmartReceipt. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statement of operations are provided for informational purposes only and should not be construed to be indicative of the Company’s financial position or results of operations had the transaction been consummated on the dates indicated and do not project the Company’s financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of operations and accompanying notes should be read in conjunction with the Company’s historical financial statements and related notes, and the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and SmartReceipt’s financial statements presented herein.

Note 2.                      Purchase Price Allocation

The unaudited pro forma condensed consolidated financial statements reflect a purchase price of $5,313,524. Pursuant to the Asset Purchase Agreement, the Company acquired all of the assets of SmartReceipt in exchange for:

·	the Company’s payment at closing of $2.212 million of cash, net of a $150,000 loan made by the Company to SmartReceipt in January 2014;

·	the Company’s issuance of 504,884 shares of its $0.001 par value common stock; and

·
The Company’s earn-out payment of 200% of the “eligible revenue” of the Company over the 12 month period following the close of the transaction (“earn-out period”).  The “eligible revenue” will consist of: 100% of Company revenue derived during the earn out period from the sale of SmartReceipt products and services to certain SmartReceipt clients as of the close (the “designated SmartReceipt clients”); plus 50% of Company revenue derived during the earn out period from the sale of Company products and services to the designated SmartReceipt clients, plus 50% of the Company revenue derived during the earn out period from the sale of SmartReceipt products and services to Company clients who are not designated SmartReceipt clients.  The earn-out payment will be payable in common shares of the Company (valued at the Closing VWAP) no later than the 90th day following the end of the earn-out period.  For purposes of the foregoing, the “Closing VWAP” means the volume weighted average trading price of the Company’s common stock for the 90 trading days preceding the initial close of the transactions under the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, SmartReceipt has agreed that 50% of the shares issuable to SmartReceipt or its shareholders at the initial closing will be held back by the Company for a period of 12 months and will be subject to cancellation based on indemnification claims of the Company.

The allocation of the purchase price to assets and liabilities based upon fair value determinations was as follows:

Accounts receivable, net	$161,664
Other assets	6,620
Customer relationships	2,010,000
Developed technology	260,000
Trade name	176,000
Goodwill	2,890,801
Total assets acquired	5,505,085
Liabilities assumed	(191,561)
Net assets acquired	$5,313,524

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired. Customer relationships are being amortized on a straight-line basis over five years. Developed technology is being amortized on a straight-line basis over ten years. The trade name agreement is being amortized on a straight-line basis over ten years.

Note 3.                      Pro Forma Adjustments

Pro Forma Adjustments

The following pro forma adjustments are based upon the value of the tangible and intangible assets acquired as determined by an independent valuation firm.

(a)	Represents the elimination of SmartReceipt’s assets, liabilities and deficit not acquired in the transaction.
(b)	Represents the purchase price and allocation of the purchase price to the assets and liabilities acquired in the transaction, as if the transaction had occurred December 31, 2013.